
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK)

                                       OF

                       TRANSITIONAL HOSPITALS CORPORATION

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share
(the "Shares"), of Transitional Hospitals Corporation, a Nevada corporation (the
"Company"), or, if applicable, certificates for the associated rights (the
"Rights Certificates") to purchase Series B Junior Participating Preferred Stock of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1996 (the "Rights Agreement"), between Community Psychiatric Centers
(the predecessor name of the Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), are not immediately available
(including because a Distribution Date (as defined in the Offer to Purchase) has occurred but Rights have not yet been distributed by the Rights Agent), or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the
Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                                 The Depositary
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
              By Mail:                          By Hand:                   By Overnight Courier:
    First Chicago Trust Company       First Chicago Trust Company       First Chicago Trust Company
            of New York                       of New York                       of New York
        Tenders & Exchanges            ATTN: Tenders & Exchanges            Tenders & Exchanges
           P.O. Box 2569            c/o The Depository Trust Company      14 Wall Street, 8th Floor
           Suite 4660-TTX               55 Water Street, DTC TAD          New York, New York 10005
     Jersey City, NJ 07303-2569     Vietnam Veterans Memorial Plaza
                                           New York, NY 10041

                  Facsimile (for Eligible Institutions Only):
                                 (201) 222-4720
                                       or
                                 (201) 222-4721

                             Confirm by Telephone:
                                 (201) 222-4707
                             ----------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to LV Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Vencor, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 7, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
---------------------------------

Number of Rights:
----------------------------------

Share Certificate Nos.
(if available):
---------------------------------------

------------------------------------------------------

Rights Certificate Nos.
(if available):
---------------------------------------

(CHECK ONE BOX IF SHARES
WILL BE TENDERED BY BOOK-ENTRY TRANSFER)

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

Account Number:
-----------------------------------

Dated:
----------------------------------------------
Name(s) of Record Holder(s) of Shares:
------------

------------------------------------------------------
                              Please Type or Print

Name(s) of Record Holder(s) of Rights:
------------

------------------------------------------------------
                              Please Type or Print

Address(es):
----------------------------------------

------------------------------------------------------
                                                                        Zip Code

Daytime Area Code
and Tel. No.:
--------------------------------------

Signature(s):
---------------------------------------

------------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares (and Rights, if applicable) tendered hereby, in proper form for transfer, or a Book-Entry
Confirmation (as defined in the Offer to Purchase) with respect to such Shares and Rights, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within (a) in the case of Shares, three trading days after the date hereof or (b) in the case of Rights, a period ending on the later of (i) three trading days after the date of execution hereof or (ii) three trading days after the date Rights Certificates are distributed to stockholders.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares (and Rights, if applicable) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:
  ------------------------------------           --------------------------------------------
                                                 Authorized Signature

Address:
 -------------------------------------------     Name:
                                                 --------------------------------------------
                                                 Please Type or Print

                                                 Title:
--------------------------------------------     --------------------------------------------
Zip Code
Area Code and
Telephone Number:
  -------------------------------                Dated:
                                                 ------------------------------------- , 1997

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.